SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.
SIGNATURE

Item 5: Other Events.

On June 28, 2004, Transmeta announced that John O’Hara Horsley, who currently serves as vice president, general counsel and secretary, has also assumed duties as acting chief financial officer on an interim basis while Transmeta completes its executive search for a permanent CFO. Horsley, 43, succeeds Svend-Olav Carlsen, 38, who has left Transmeta to accept an opportunity at a privately held company. Transmeta also announced that Arthur L. Swift, senior vice president of marketing, will lead investor relations for Transmeta on an interim basis pending its selection of a permanent CFO.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: July 2, 2004	By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Vice President, General Counsel & Secretary